EXHIBIT 99.(q-1)

THE ALGER FUNDS

THE ALGER INSTITUTIONAL FUNDS

THE ALGER POTFOLIOS

THE ALGER FUNDS II

ALGER CHINA-U.S. GROWTH FUND

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Hal Liebes, Lisa A. Moss and Barry J. Mullen, and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the above-referenced Funds’ Registration Statements on Form N-1A (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Daniel C. Chung	President (Principal Executive Officer)	September 22, 2011
Daniel C. Chung

/s/ Michael D. Martins	Treasurer (Chief Financial and Accounting Officer)	September 22, 2011
Michael D. Martins

/s/ Hilary M. Alger	Trustee	September 22, 2011
Hilary M. Alger

/s/ Charles F. Baird Jr.	Trustee	September 22, 2011
Charles F. Baird, Jr.

/s/ Roger P. Cheever	Trustee	September 22, 2011
Roger P. Cheever

/s/ Lester L. Colbert, Jr.	Trustee	September 22, 2011
Lester L. Colbert, Jr.

/s/ Stephen E. O’Neil	Trustee	September 22, 2011
Stephen E. O’Neil

/s/ David Rosenberg	Trustee	September 22, 2011
David Rosenberg

/s/ Nathan E. Saint –Amand	Trustee	September 22, 2011
Nathan E. Saint –Amand, M.D.